Exhibit 10.1
[Form of]
AMENDMENT TO EMPLOYMENT AGREEMENT
     THIS AMENDMENT TO AN EMPLOYMENT AGREEMENT is made and entered into as of the ___ day of May, 2006, by and between Bank Mutual, a federally chartered savings bank (hereinafter referred to as “Employer”) and                     , (hereinafter referred to as “Executive”).
     WHEREAS, Employer and Executive previously entered into an Employment Agreement dated                      (“Employment Agreement”);
     WHEREAS, subsequent to the date of the Employment Agreement various changes were made in the Internal Revenue Code of 1986, as amended, particularly to Section 409A thereof (“Section 409A”);
     WHEREAS, such changes to Section 409A provide certain adverse treatment of “deferred compensation” to “specified employees” all within the meaning of Section 409A;
     WHEREAS, Employer and Executive desire to avoid such adverse treatment of deferred compensation and wish to bring the Employment Agreement into compliance with Section 409A.
     NOW THEREFORE, in consideration of the mutual promises and covenants set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, it is hereby agreed as follows:
     1. Notwithstanding anything in the Employment Agreement to the contrary, in the event that the Executive is deemed by the Bank to be a “specified employee” within the meaning of Section 409A of the internal Revenue Code of 1986, as amended (“Section 409A”), no payment that is “deferred compensation” subject to Section 409A shall be made to the Executive prior to the date that is six (6) months after the date of the Executive’s separation from service (as defined in Section 409A) (or, if earlier, the Executive’s date of death). In such event, the payments subject to the six (6) month delay will be paid in a lump sum on the earliest permissible payment date with interest on the delayed payments credited at the rate that Bank Mutual is paying on the date of the Executive’s separation from service on a six month certificate of deposit for such a lump sum amount.
     2. Except as expressly amended herein, the Agreement shall remain in full force and effect according to its terms.

BANK MUTUAL

BY:	Date: May ___, 2006

EXECUTIVE

Date: May ___, 2006